UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


              -----------------------------------------------------

                                    FORM 8-K
              -----------------------------------------------------



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported): December 7, 2004


                                  PRIME GROUP REALTY TRUST
                   (Exact name of registrant as specified in its charter)



           MARYLAND                     1-13589                36-4173047
 (State or other jurisdiction of   (Commission File         (I.R.S. Employer
  incorporation or organization)         Number)            Identification No.)


            77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601
    -------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 240.14d-2(b))

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR% 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

Prime Group Realty Trust (the "Company") issued a Press Release on December 9, 2004 disclosing the declaration by its Board of Trustees of a quarterly distribution on the Company's Series "B" Preferred Shares. A copy of the Press Release, which is hereby incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)  Exhibits:

             Exhibit
               No.           Description
               ---           -----------
               99.1          Press  Release of Prime Group  Realty  Trust dated
                             December 9, 2004.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PRIME GROUP REALTY TRUST


Dated: December 8, 2004             By:   /s/ Jeffrey A. Patterson
                                          ------------------------------------
                                          Jeffrey A. Patterson
                                          President and Chief Executive Officer

                        PRIME GROUP REALTY TRUST DECLARES
                     QUARTERLY SERIES "B" PREFERRED DIVIDEND


Chicago, IL. December 9, 2004 - Prime Group Realty Trust (NYSE: PGE; the "Company") announced today that on December 7, 2004, its Board of Trustees declared a distribution of $0.5625 per share on its Series "B" Preferred Shares to preferred shareholders of record as of December 31, 2004, payable on January 31, 2005. Under the Company's Charter, this distribution is deemed to be a quarterly distribution that relates to the third quarter 2003 distribution period, the earliest accrued but unpaid quarterly distribution on its preferred shares.

There can be no assurance, however, as to the timing and amounts of any future distributions, and the payment of this preferred distribution at this time should not be construed to convey any degree of certainty with respect to future distribution payments. Management and the Company's Board of Trustees review the Company's cash position and the Company's requirements for cash reserves each quarter prior to making any decision with respect to paying distributions.

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 11 office properties containing an aggregate of 4.6 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet, joint venture interests in three office properties totaling 2.8 million net rentable square feet, and approximately 15 acres of land suitable for new construction. To learn more, visit the company website at www.pgrt.com.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

CONTACT:

 Jeffrey A. Patterson        Richard M. FitzPatrick
 President and CEO           Chief Financial Officer
 (312) 917-1300              (312) 917-1300